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Exhibit 23(a)

Consent of independent public accountants

    As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated April 6, 2001, included herein and to all references to our Firm included in this Registration Statement.

                      /s/ Arthur Andersen LLP

Baltimore, Maryland
July 31, 2001

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Consent of independent public accountants